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As filed with the Securities and Exchange Commission on September 3, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

(Exact name of each registrant as specified in its charter)

Aon plc England and Wales (State or other jurisdiction of incorporation or organization)	Aon Corporation Delaware (State or other jurisdiction of incorporation or organization)
98-1030901 (I.R.S. employer identification number)	36-3051915 (I.R.S. employer identification number)
The Aon Centre The Leadenhall Building 122 Leadenhall Street London, England EC3V 4AN +44 20 7623 5500	200 East Randolph Street Chicago, Illinois 60601 United States of America (312) 381-1000
(Address, including zip code, and telephone number, including area code, of each registrant's principal executive offices)

Peter M. Lieb
Executive Vice President and General Counsel
Aon plc
200 East Randolph Street
Chicago, Illinois 60601
(312) 381-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service for each registrant)

Copies To

Thomas A. Cole, Esq.
Gary D. Gerstman, Esq.
Robert A. Ryan, Esq.
Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603
(312) 853-7000

Approximate Date of Commencement of Proposed Sale to the Public:
From time to time after this Registration Statement becomes effective.

             If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

             If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Aon plc
Large Accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Aon Corporation
Large Accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

Aon plc

Debt Securities

Guarantees

Preference Shares

Class A Ordinary Shares

Share Purchase Contracts

Share Purchase Units

Aon Corporation

Debt Securities

Guarantees

Total

(1)
An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities.

PROSPECTUS

Aon plc

Debt Securities
Guarantees
Preference Shares
Class A Ordinary Shares
Share Purchase Contracts
Share Purchase Units

Aon Corporation

Debt Securities
Guarantees

        We may from time to time offer and sell any of our securities listed above, in each case, in one or more series. Our subsidiary, Aon Corporation, which we refer to as "Aon Delaware," also may from time to time offer and sell its debt securities in one or more series. Aon Delaware may guarantee all payments of principal, interest (if any), premium (if any), and other amounts due on any debt securities we issue. We may guarantee all payments of principal, interest (if any), premium (if any), and other amounts due on any debt securities Aon Delaware issues.

        This prospectus contains a general description of the securities that we or Aon Delaware may offer for sale. The specific terms of these securities will be contained in one or more supplements to this prospectus. Prospectus supplements may also add to, update or change information contained in this prospectus. You should read this prospectus and each applicable prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus and each applicable prospectus supplement, carefully before you invest.

        Investing in the securities described in this prospectus involves risk. You should carefully review the risks and uncertainties described under the heading "Risk Factors" beginning on page 5 of this prospectus and any risk factors set forth in each applicable prospectus supplement and in the documents incorporated or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement.

        Our executive offices are located at The Aon Centre, The Leadenhall Building, 122 Leadenhall Street, London, England, EC3V 4AN, and our telephone number is +44 20 7623 5500. Aon Delaware's executive offices are located at 200 East Randolph Street, Chicago, Illinois 60601, and Aon Delaware's telephone number is (312) 381-1000.

        Our Class A Ordinary Shares are listed on the New York Stock Exchange under the symbol "AON."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        We or Aon Delaware may sell securities directly or to or through underwriters, dealers or agents on a delayed or continuous basis. For additional information on the method of sale, you should refer to "Plan of Distribution" in this prospectus. The names of any underwriters, dealers or agents involved in the sale of any securities and the specific manner in which securities may be offered, including any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth in a prospectus supplement applicable to the sale of those securities.

The date of this prospectus is September 3, 2015.

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, which we refer to as the "SEC," as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, which we refer to as the "Securities Act." Under the automatic shelf registration process, we may, over time, offer any combination of debt securities, guarantees, preference shares, Class A Ordinary Shares, share purchase contracts and share purchase units described in this prospectus in one or more offerings; and our subsidiary, Aon Delaware, may, over time, offer any combination of debt securities and guarantees described in this prospectus in one or more offerings. In this prospectus we refer to the debt securities, guarantees, preference shares, Class A Ordinary Shares, share purchase contracts and share purchase units offered by us, and the debt securities and guarantees offered by Aon Delaware, collectively as the "securities." This prospectus provides you with a general description of the securities we or Aon Delaware may offer. Each time we or Aon Delaware offer securities, we or Aon Delaware will provide you with one or more prospectus supplements that will contain specific information about the terms of those securities. A prospectus supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus and each applicable prospectus supplement, together with the documents incorporated or deemed to be incorporated by reference in this prospectus and the additional information described below under the heading "Where You Can Find More Information."

        As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement of which this prospectus is a part or the exhibits to the registration statement. For further information, we refer you to the registration statement of which this prospectus is a part, including its exhibits and schedules. Statements contained in this prospectus about the provisions or contents of any contract, agreement or other document are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved. You should rely only on the information contained or incorporated or deemed to be incorporated by reference in this prospectus and each applicable prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the cover of the applicable document. Our, or Aon Delaware's, business, financial condition and results of operations may have changed since that date. Neither this prospectus nor any prospectus supplement constitutes an offer to sell securities or a solicitation of an offer to buy securities by anyone in any jurisdiction in which that offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make that offer or solicitation.

        This prospectus is not intended to be and is not a prospectus for purposes of the E.U. Prospectus Directive and/or the U.K. Financial Services Authority's Prospectus Rules.

        In this prospectus, we use the terms "Aon plc," "Aon," the "Company," "we," "us" and "our" and similar terms to refer to Aon plc and its subsidiaries, unless the context otherwise requires and except as otherwise described below. We use the term "Aon Delaware" to refer to Aon Corporation, our wholly-owned subsidiary. In 2012, we reincorporated in the United Kingdom and completed the reorganization of the corporate structure of the group of companies controlled by Aon Delaware, Aon plc's predecessor as the ultimate holding company of the Aon group. In this prospectus, we refer to this transaction as the "Redomestication." In the Redomestication, each issued and outstanding share of Aon Delaware common stock held by stockholders of Aon Delaware was converted into the right to receive one Class A Ordinary Share, nominal value $0.01 per share, of Aon plc, subject to the receipt of cash for fractional shares. Any references in this prospectus to "Aon," the "Company," "we,"

"us" or "our" or any similar references relating to dates or periods before the Redomestication refer to Aon Delaware and its subsidiaries or, if the context so requires, Aon Delaware alone.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC file number is 001-07933. You may read and copy this information at the following location of the SEC:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

        You may also obtain copies of these materials from this public reference room, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on its public reference room. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, including us, who file electronically with the SEC. The address of that site is www.sec.gov. In addition, you may inspect our SEC filings at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        We make available free of charge most of our SEC filings through our Internet website (http://www.aon.com) as soon as reasonably practicable after we electronically file these materials with the SEC. You may access these SEC filings on our website. You may also find additional information about Aon plc, Aon Delaware and our other subsidiaries on our website. The information on, or accessible through, our website is not a part of this prospectus. You may also request a copy of our SEC filings, at no cost, by contacting us at the following address or telephone number:

Aon plc The Aon Centre The Leadenhall Building 122 Leadenhall Street London, England EC3V 4AN Attention: Company Secretary Telephone: +44 20 7623 5500	Aon Corporation 200 E. Randolph Street Chicago, IL 60601 Attention: Company Secretary Telephone: (312) 381-1000

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information incorporated this way is considered to be part of this prospectus, and any information that we file later with the SEC will automatically update and supersede this information. SEC rules and regulations also allow us to "furnish" rather than "file" certain reports and information with the SEC. Any such reports or information which we have indicated as being "furnished" shall not be deemed to be incorporated by reference in or otherwise become a part of this prospectus, regardless of when furnished to the SEC. We incorporate by reference the following documents that we have filed with the SEC and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part until we complete our sale of the securities to the public (other than information in those filings that is furnished, under applicable SEC rules, rather than filed):

  •
  Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on February 24, 2015;

  •
  Definitive Proxy Statement on Schedule 14A filed with the SEC on April 24, 2015 (to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2014);

  •
  Quarterly Report on Form 10-Q for the quarters ended March 31, 2015 filed with the SEC on May 1, 2015 and June 30, 2015 filed with the SEC on July 31, 2015;

  •
  Current Reports on Form 8-K dated January 16, 2015, February 2, 2015, February 20, 2015, May 13, 2015, June 17, 2015 and July 8, 2015; and

  •
  The description of the Common Stock contained in Item 12 of the Registration Statement on Form 10 filed by Aon Delaware with the SEC on February 19, 1980 (when Aon Delaware was known as Combined International Corporation), and any amendment or report which Aon Delaware or Aon plc has filed (or Aon plc will file after the date of the initial filing of the registration statement of which this prospectus is a part until it completes its sale of securities to the public) for the purpose of updating such description, including Aon plc's Current Report on Form 8-K dated April 2, 2012.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

        This prospectus, the prospectus supplements, the documents incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement and other written or oral statements made from time to time by us may contain certain statements related to future results, or state our intentions, beliefs and expectations or predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations or forecasts of future events. They use words such as "anticipate," "believe," "estimate," "expect," "forecast," "project," "intend," "plan," "probably," "potential," "looking forward" and other similar terms, and future or conditional tense verbs like "could," "may," "might," "should," "will" and "would." You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. For example, we may use forward-looking statements when addressing topics such as: market and industry conditions, including competitive and pricing trends; changes in our business strategies and methods of generating revenue; the development and performance of our services and products; changes in the composition or level of our revenues; our cost structure and the outcome of cost-saving or restructuring initiatives; the outcome of contingencies; dividend policy; the expected impact of acquisitions and dispositions; pension obligations; cash flow and liquidity; expected effective tax rate; future actions by regulators; and the impact of changes in accounting rules. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include:

  •
  general economic and political conditions in different countries in which we do business around the world;

  •
  changes in the competitive environment;

  •
  fluctuations in exchange and interest rates that could influence revenue and expense;

  •
  changes in global equity and fixed income markets that could affect the return on invested assets;

  •
  changes in the funding status of our various defined benefit pension plans and the impact of any increased pension funding resulting from those changes;

  •
  the level of our debt limiting financial flexibility;

  •
  rating agency actions that could affect our ability to borrow funds;

  •
  the effect of the change in global headquarters and jurisdiction of incorporation, including differences in the anticipated benefits;

  •
  changes in estimates or assumptions on our financial statements;

  •
  limits on our subsidiaries to make dividend and other payments to us;

  •
  the impact of lawsuits and other contingent liabilities and loss contingencies arising from errors and omissions and other claims against us;

  •
  the impact of, and potential challenges in complying with, legislation and regulation in the jurisdictions in which we operate, particularly given the global scope of our businesses and the possibility of conflicting regulatory requirements across jurisdictions in which we do business;

  •
  the impact of any investigations brought by regulatory authorities in the United States (the "U.S."), the United Kingdom (the "U.K.") and other countries;

  •
  the impact of any inquiries relating to compliance with the U.S. Foreign Corrupt Practices Act and non-U.S. anti-corruption laws and with U.S. and non-U.S. trade sanctions regimes;

  •
  failure to protect intellectual property rights or allegations that we infringe on the intellectual property rights of others;

  •
  the effects of English law on our operating flexibility and the enforcement of judgments against us;

  •
  the failure to retain and attract qualified personnel;

  •
  international risks associated with our global operations;

  •
  the effect of natural or man-made disasters;

  •
  the potential of a system or network breach or disruption resulting in operational interruption or improper disclosure of personal data;

  •
  our ability to develop and implement new technology;

  •
  the damage to our reputation among clients, markets or third parties;

  •
  the actions taken by third parties that perform aspects of our business operations and client services;

  •
  the extent to which we manage certain risks created in connection with the various services, including fiduciary and investments and other advisory services and business process outsourcing services, among others, that we currently provide, or will provide in the future, to clients;

  •
  our ability to grow, develop and integrate companies that we acquire or new lines of business;

  •
  changes in commercial property and casualty markets, commercial premium rates or methods of compensation;

  •
  changes in the health care system or our relationships with insurance carriers; and

  •
  our ability to implement initiatives intended to yield cost savings and the ability to achieve those cost savings.

        Any or all of these forward-looking statements may turn out to be inaccurate, and there are no guarantees about our performance. The factors identified above are not exhaustive. We and our subsidiaries operate in a dynamic business environment in which new risks may emerge frequently. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. We are under no obligation (and expressly disclaim any obligation) to update or alter any forward-looking statement that we may make from time to time, whether as a result of new information, future events or otherwise. Further information about factors that could materially affect us, including our results of operations and financial condition, is contained in the "Risk Factors" section in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014. These factors may be revised or supplemented in subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

RISK FACTORS

        An investment in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus or an applicable prospectus supplement. In particular, you should consider the risk factors set forth in any applicable prospectus supplement and in our most recent Annual Report on Form 10-K filed with the SEC, as those risk factors may be amended or supplemented by subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The risks and uncertainties we have described are not the only ones facing us. Additional risks and uncertainties not known to us or that we deem immaterial may also affect our business operations.

THE COMPANY

        Our strategy is to be a preeminent professional service firm in the world, focused on the topics of risk and people. We are the leading global provider of risk management services, insurance and reinsurance brokerage, and human resource consulting and outsourcing, delivering distinctive client value via innovative and effective risk management and workforce productivity solutions. We serve clients through two operating segments, Risk Solutions and HR Solutions. Risk Solutions acts as an advisor and insurance and reinsurance broker, helping clients manage their risks via consultation, as well as negotiation and placement of insurance risk with insurance carriers through our global distribution network. HR Solutions partners with organizations to solve their most complex human capital and related financial challenges in the areas of health, retirement and talent. We are dedicated to improving business performance and our clients' employees' experience by designing, implementing, communicating and administering a wide range of human capital, retirement, investment management, health care, compensation and talent management strategies. As of December 31, 2014, we had approximately 69,000 employees and conducted our operations through various subsidiaries in more than 120 countries and sovereignties.

        Aon Delaware is an indirect, wholly-owned subsidiary of Aon plc. See "About this Prospectus" and "Where You Can Find More Information" in this prospectus.

USE OF PROCEEDS

        Unless we state otherwise in an applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities described in this prospectus and an applicable prospectus supplement for general corporate purposes, including securities repurchase programs, capital expenditures, working capital, repayment or reduction of long term and short term debt and the financing of acquisitions. We may invest funds that we do not immediately require in short term marketable securities.

RATIOS

        Our ratio of earnings to fixed charges for each of the periods indicated are as follows:

	Six months ended June 30,		Year ended December 31,
	2015	2014	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges	5.1	6.3	6.7	6.7	6.0	5.6	5.6

        For this ratio, earnings consist of income from continuing operations before provision for income taxes and noncontrolling interest, less the earnings from unconsolidated entities under the equity method of accounting, and fixed charges. Fixed charges include interest expense and that portion of rental expense we deem to represent interest.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

        In this description, references to "Aon," the "Company," "we," "us" or "our" refer only to Aon plc and not to any of our subsidiaries or affiliates, including Aon Delaware. Also, in this section, references to "holders" mean those who own debt securities and the related guarantees registered in their own names, on the books that the appropriate registrar for Aon plc or Aon Delaware, as the case may be, maintains for this purpose, and not those who own beneficial interests in debt securities and the related guarantees registered in "street name" or in debt securities and the related guarantees issued in book-entry form and held through one or more depositaries.

        This prospectus describes certain general terms and provisions of the debt securities that we may offer (the "Aon plc debt securities") or that Aon Delaware may offer (the "Aon Delaware debt securities") pursuant to this prospectus. When we or Aon Delaware offer to sell a particular series of debt securities, we or Aon Delaware will describe the specific terms of that series in one or more prospectus supplements. We or Aon Delaware will also indicate in an applicable prospectus supplement the extent to which the general terms and provisions described in this prospectus apply to a particular series of debt securities.

        Aon plc may issue Aon plc debt securities under either (1) a senior indenture (the "Aon plc senior indenture") among Aon plc, as issuer; Aon Delaware, as guarantor (the "Aon plc senior debt guarantor") in respect of certain series of Aon plc senior debt securities (as defined below); and The Bank of New York Mellon Trust Company, N.A., as trustee (the "Aon plc senior debt trustee"), or (2) a subordinated indenture (the "Aon plc subordinated indenture") among Aon plc, as issuer; Aon Delaware, as guarantor (the "Aon plc subordinated debt guarantor" and, together with the Aon plc senior debt guarantor, the "Aon plc guarantor") in respect of certain series of Aon plc subordinated debt securities (as defined below); and The Bank of New York Mellon Trust Company, N.A., as trustee (the "Aon plc subordinated debt trustee" and, together with the Aon plc senior debt trustee, the "Aon plc trustee"). Any Aon plc debt securities that we issue under the Aon plc senior indenture will constitute unsubordinated debt of Aon plc ("Aon plc senior debt securities") and will rank senior to any Aon plc debt securities that Aon plc issues under the Aon plc subordinated indenture ("Aon plc subordinated debt securities"). Any guarantee that Aon Delaware, as the Aon plc senior debt guarantor, issues under the Aon plc senior indenture will constitute an unsubordinated obligation of Aon Delaware (each, an "Aon plc senior debt guarantee") and will rank senior to any guarantee that Aon Delaware, as the Aon plc subordinated debt guarantor, issues under the Aon plc subordinated indenture (each, an "Aon plc subordinated debt guarantee" and, together with the Aon plc senior debt guarantees, the "Aon plc debt guarantees").

        Aon Delaware may issue Aon Delaware debt securities under either (1) a senior indenture (the "Aon Delaware senior indenture") among Aon Delaware, as issuer; Aon plc, as guarantor (the "Aon

Delaware senior debt guarantor") in respect of certain series of Aon Delaware plc senior debt securities (as defined below); and The Bank of New York Mellon Trust Company, N.A., as trustee (the "Aon Delaware senior debt trustee"), or (2) a subordinated indenture (the "Aon Delaware subordinated indenture") among Aon Delaware, as issuer; Aon plc, as guarantor (the "Aon Delaware subordinated debt guarantor" and, together with the Aon Delaware senior debt guarantor, the "Aon Delaware guarantor") in respect of certain series of Aon plc Delaware subordinated debt securities (as defined below); and The Bank of New York Mellon Trust Company, N.A., as trustee (the "Aon Delaware subordinated debt trustee" and, together with the Aon Delaware senior debt trustee, the "Aon Delaware trustee"). Any Aon Delaware debt securities that Aon Delaware issues under the Aon Delaware senior indenture will constitute unsubordinated debt of Aon Delaware ("Aon Delaware senior debt securities") and will rank senior to any Aon Delaware debt securities that Aon Delaware issues under the Aon Delaware subordinated indenture ("Aon Delaware subordinated debt securities"). Any guarantee that Aon plc, as the Aon Delaware senior debt guarantor, issues under the Aon Delaware senior indenture will constitute an unsubordinated obligation of Aon plc (each, an "Aon Delaware senior debt guarantee") and will rank senior to any guarantee that Aon plc, as the Aon Delaware subordinated debt guarantor, issues under the Aon Delaware subordinated indenture (each, an "Aon Delaware subordinated debt guarantee" and, together with the Aon Delaware senior debt guarantees, the "Aon Delaware debt guarantees").

        In this description, the Aon plc debt securities and the Aon Delaware debt securities are sometimes referred to together as the "debt securities," the Aon plc senior debt securities and the Aon Delaware senior debt securities are sometimes referred to together as the "senior debt securities," the Aon plc subordinated debt securities and the Aon Delaware subordinated debt securities are sometimes referred together as the "subordinated debt securities," the Aon plc senior indenture and the Aon Delaware senior indenture are sometimes referred to together as the "senior indentures," the Aon plc subordinated indenture and the Aon Delaware subordinated indenture are sometimes referred to together as the "subordinated indentures," the senior indentures and the subordinated indentures are sometimes referred to together as the "indentures," the Aon plc debt guarantees and the Aon Delaware debt guarantees are sometimes referred to together as the "guarantees," each of Aon plc and Aon Delaware, in each case in its capacity as issuer of debt securities, is sometimes referred to as an "issuer," each of the Aon plc debt guarantor and the Aon Delaware debt guarantor is sometimes referred to as a "guarantor," each of the Aon plc senior trustee and the Aon Delaware senior trustee is sometimes referred to as a "senior trustee," each of the Aon plc subordinated trustee and the Aon Delaware subordinated trustee is sometimes referred to as a "subordinated trustee," and each of the senior trustee and the subordinated trustee is sometimes referred to as the "trustee."

        Each series of debt securities will be issued under the terms of an amendment or supplement to the applicable indenture that takes the form of a supplemental indenture or an officers' certificate delivered under the authority of resolutions adopted by the board of directors of the issuer and the terms of that indenture. The terms of any debt securities and, if applicable, the guarantees will include those stated in the applicable indenture and those made part of that indenture by reference to the Trust Indenture Act of 1939, which we refer to as the "Trust Indenture Act." The debt securities will be subject to all those terms, and we refer prospective purchasers and holders of debt securities and guarantees to the applicable indenture and the Trust Indenture Act for a statement of those terms.

        The following summaries of various provisions of the debt securities, the indentures and the guarantees are not complete. They do not describe certain exceptions and qualifications contained in the debt securities, the indentures and the guarantees, and are qualified in their entirety by reference to the provisions of the debt securities, the indentures and the guarantees. Unless we otherwise indicate, capitalized terms have the meanings assigned to them in the applicable indenture.

        An applicable prospectus supplement will specify the issuer, the guarantor, if any, whether the debt securities offered thereby will be senior or subordinated debt and whether the debt securities are to be guaranteed. The debt securities may be issued as part of units consisting of debt securities and other securities that Aon plc or Aon Delaware may offer under this prospectus. If debt securities are issued as part of units of debt securities and other securities that Aon plc or Aon Delaware may issue under this prospectus, an applicable prospectus supplement will describe any applicable material federal income tax consequences to holders.

General

        The debt securities will be unsecured obligations of the applicable issuer. None of the indentures limit the amount of debt securities that the issuer may issue. Each indenture provides that the issuer may issue debt securities from time to time in one or more series.

        The Aon plc senior debt securities and any Aon Delaware senior debt guarantee will be unsecured and unsubordinated obligations of Aon plc and will rank equally in right of payment with Aon plc's other unsecured and unsubordinated obligations. The Aon plc subordinated debt securities and any Aon Delaware subordinated debt guarantee will be subordinated obligations and will rank junior in right of payment, as more fully described in the applicable subordinated indenture, to Aon plc's senior indebtedness. Because Aon plc is a holding company, the holders of Aon plc debt securities and Aon Delaware debt guarantees may not receive assets of our subsidiaries in a liquidation or recapitalization until the claims of our subsidiaries' creditors and any insurance policyholders (in the case of our insurance subsidiaries) are paid, except to the extent that Aon plc may have recognized claims against such subsidiaries. In addition, certain regulatory laws limit some of Aon plc's subsidiaries from making payments to Aon plc of dividends and on loans and other transfers of funds.

        The Aon Delaware senior debt securities and any Aon plc senior debt guarantee will be unsecured and unsubordinated obligations of Aon Delaware and will rank equally in right of payment with Aon Delaware's other unsecured and unsubordinated obligations. The Aon Delaware subordinated debt securities and any Aon plc subordinated debt guarantee will be subordinated obligations and will rank junior in right of payment, as more fully described in the applicable subordinated indenture, to Aon Delaware's senior indebtedness. Because Aon Delaware is a holding company, the holders of Aon Delaware debt securities and Aon plc debt guarantees may not receive assets of Aon Delaware's subsidiaries in a liquidation or recapitalization until the claims of Aon Delaware's subsidiaries' creditors and any insurance policyholders (in the case of Aon Delaware's insurance subsidiaries) are paid, except to the extent that Aon Delaware may have recognized claims against such subsidiaries. In addition, certain regulatory laws limit Aon Delaware's subsidiaries from making payments to Aon Delaware of dividends and on loans and other transfers of funds.

        An applicable prospectus supplement will describe the specific terms relating to the series of debt securities being offered. These terms will include some or all of the following:

  •
  the name of the issuer of those debt securities and, if applicable, the name of the guarantor;

  •
  the title of the debt securities and whether the debt securities and, if applicable, the guarantee will be senior or subordinated;

  •
  the total principal amount of the debt securities;

  •
  whether the issuer will issue the debt securities in global form;

  •
  the maturity date or dates of the debt securities;

  •
  the interest rate or rates, if any (which may be fixed or variable), and, if applicable, the method used to calculate the interest rate;

  •
  the date or dates from which interest will accrue and on which interest will be payable and the date or dates used to determine the persons to whom interest will be paid;

  •
  whether those debt securities will be guaranteed;

  •
  the place or places where principal of, and any premium or interest on, the debt securities will be paid;

  •
  whether (and if so, when and under what terms and conditions) the debt securities may be redeemed by the issuer at its option or at the option of the holders;

  •
  whether there will be a sinking fund;

  •
  if other than United States dollars and denominations of $1,000 or any multiple of $1,000, the currency or currencies or currency unit or currency units or composite currency and denomination in which the debt securities will be issued and in which payments will be made;

  •
  if other than the principal amount, the portion of the principal amount of the debt securities that the issuer will pay upon acceleration of the maturity date;

  •
  if the debt securities are not subject to defeasance by the issuer;

  •
  any deletions from, modifications of or additions to the events of default applicable to such debt securities;

  •
  whether the Aon plc debt securities will be exchangeable for or convertible into Class A Ordinary Shares of Aon plc or other securities or property and the terms and conditions governing such exchange or conversion;

  •
  whether the Aon Delaware debt securities will be exchangeable for or convertible into other securities or property and the terms and conditions governing such exchange or conversion; and

  •
  any other terms of the debt securities being offered.

        If an issuer denominates the purchase price of a series of debt securities in a non-United States dollar currency or currencies or a non-United States dollar currency unit or units, or if the principal of, any premium and interest on any series of debt securities is payable in a non-United States dollar currency or currencies or a non-United States dollar currency unit or units, an applicable prospectus supplement will describe any special United States federal income tax considerations.

        The issuer will pay principal and any interest, premium and additional amounts in the manner, at the places and subject to the restrictions set forth in the applicable debt securities, the applicable indenture and any applicable prospectus supplement. The issuer will not impose a service charge for any transfer or exchange of debt securities, but it may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed. (Section 2.05 of the indentures)

        Unless otherwise indicated in an applicable prospectus supplement, each issuer will issue debt securities in fully registered form, without coupons, in denominations of $1,000 or multiples of $1,000. (Sections 2.01 and 2.04 of the indentures)

        The issuer may offer to sell at a substantial discount below their stated principal amount, debt securities bearing no interest or interest at a rate that, at the time of issuance, is below the prevailing market rate. An applicable prospectus supplement will describe any special United States federal income tax considerations applicable to any of those discounted debt securities.

        The issuer may offer to sell debt securities in which the principal or interest will be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. The principal amount or payment of interest applicable to those debt securities may be greater than or less than the amount of principal or interest otherwise payable, depending upon the value of the applicable currency, commodity, equity index or other factor on the date on which that principal or interest is due. An applicable prospectus supplement will describe the methods used to determine the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on that date is linked and certain additional tax considerations applicable to those debt securities.

        The indentures do not restrict our or Aon Delaware's ability to incur unsecured indebtedness or, subject to the restrictions described in "—Consolidation and Merger," to engage in reorganizations, restructurings, mergers, consolidations or similar transactions that have the effect of increasing our or Aon Delaware's indebtedness. Accordingly, unless an applicable prospectus supplement states otherwise, neither the debt securities nor any guarantees will contain any provisions that afford holders protection against the issuer or, if applicable, the guarantor incurring unsecured indebtedness or engaging in certain reorganizations or transactions. As a result, we or Aon Delaware could become highly leveraged.

Events of Default

        With respect to any series of debt securities, "event of default" means any of the following:

  •
  failure to pay the principal of, or any premium on, any debt security of that series when due;

  •
  failure to pay the interest or any additional amount on any debt security of that series when due and such failure continues for 30 days;

  •
  if that series of debt securities is guaranteed, the cessation of the guarantee of any debt security of that series to be in full force and effect, the declaration that the guarantee of those debt securities is null and void and unenforceable, the finding that the guarantee of those debt securities is invalid or the denial by the guarantor of its liability under its guarantee of those debt securities (other than by reason of release of the guarantor in accordance with the terms of the applicable indenture);

  •
  failure by the issuer or, if applicable, the guarantor to comply with any of its other covenants or agreements contained in the applicable indenture and the continuation of that failure for 90 days after written notice of that failure is given to the issuer or, if applicable, the guarantor from the applicable trustee (or to the issuer and, if applicable, the guarantor and that trustee from the holders of at least 25% in principal amount of the outstanding debt securities of that series);

  •
  certain events of bankruptcy, insolvency or reorganization relating to the issuer or, if applicable, the guarantor;

  •
  if that series of debt securities is convertible or exchangeable into Class A Ordinary Shares or any other securities or property, default in the delivery of any Class A Ordinary Shares, together with cash instead of fractional shares, or any other securities or property, as applicable, when required to be delivered upon conversion or exchange of any debt security of that series, and continuance of such default for a period of 10 business days; and

  •
  any other event of default provided with respect to debt securities of that series that is described in an applicable prospectus supplement. (Section 6.01 of the indentures)

        If there is a continuing event of default with respect to any outstanding series of debt securities, the applicable trustee or the holders of at least 25% of the outstanding principal amount of the debt securities of that series may require the issuer or, if applicable, the guarantor to pay immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. However, at any time after that trustee or the holders, as the case may be, declare that acceleration with respect to debt securities of any series, but before the applicable person has obtained a judgment or decree for payment of the money, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain conditions, cancel such acceleration if (i) all events of default (other than the non-payment of accelerated principal) with respect to debt securities of that series have been cured or (ii) all such events of default have been waived, each as provided in the applicable indenture. (Section 6.01 of the indentures) For information as to waiver of defaults, see "—Modification and Waiver." The particular provisions relating to acceleration of the maturity of a portion of the principal amount of such debt securities that are discount securities triggered by an event of default shall be described in an applicable prospectus supplement.

        Each indenture provides that, subject to the duties of the applicable trustee to act with the required standard of care if there is a continuing event of default, the applicable trustee need not exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities, unless those holders have offered to the applicable trustee security or indemnity reasonably satisfactory to it. (Section 7.02 of the indentures) Subject to those provisions for security or indemnification of the applicable trustee and certain other conditions, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee or exercising any trust or power that trustee holds, in each case, with respect to the debt securities of that series. (Section 6.06 of the indentures)

        No holder of any debt security of any series will have any right to institute any proceeding with respect to any indenture or for any remedy under the applicable indenture unless:

  •
  the applicable trustee has failed to institute the proceeding for 60 days after the holder has previously given that trustee written notice of a continuing event of default with respect to debt securities of that series;

  •
  the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable security or indemnity, to the applicable trustee to institute the proceeding as trustee; and

  •
  the applicable trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request. (Section 6.04 of the indentures)

        However, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium or interest on, that debt security on or after the date or dates they are to be paid as expressed in or pursuant to that debt security and to institute suit for the enforcement of any such payment. (Section 6.04 of the indentures)

        Each indenture provides that the applicable trustee shall provide notice to the holders of debt securities of any series within 90 days of the occurrence of any default with respect to debt securities of that series known to such trustee, except that the trustee need not provide holders of debt securities of any series notice of any default (other than the non-payment of principal or any premium, interest or additional amounts) if such default has been cured and the applicable trustee considers it in the interest of the holders of debt securities of that series not to provide that notice. (Section 6.07 of the indentures)

Consolidation and Merger

        Each indenture provides that each of the issuer and the guarantor may consolidate with or merge or convert into, or convey, transfer or lease its properties or assets substantially as an entirety to, another person without the consent of any debt security holders if, along with certain other conditions set forth in the indentures:

  •
  the issuer or the guarantor, as the case may be, is the successor person; or

  •
  the successor person (if other than the issuer or the guarantor, as the case may be) formed by such consolidation or conversion or into which the issuer or the guarantor, as the case may be, merges or converts or which acquires or leases the assets of the issuer or the guarantor, as the case may be, substantially as an entirety:

  •
  in the case of Aon Delaware, is a corporation or other entity organized and existing under the laws of the United States, any state thereof or the District of Columbia; and

  •
  in the case of either Aon plc or Aon Delaware, expressly assumes by supplemental indenture the obligations of the issuer or the guarantor, as the case may be, in relation to the debt securities or the guarantees, as the case may be, and under the applicable indenture;

  •
  immediately after giving effect to such transaction, there is no event of default, and no event which, after notice or passage of time or both, would become an event of default; and

  •
  Aon plc or Aon Delaware, as the case may be, has delivered to the trustee an officers' certificate stating that the transaction complies with the conditions set forth in the applicable indenture. (Section 11.01 of the indentures)

        It is possible that a merger, transfer, lease or other transaction could be treated for United States federal income tax purposes as a taxable exchange by the holders of debt securities or guarantees for new securities, which could result in holders of debt securities or guarantees recognizing taxable gain or loss for US federal income tax purposes. A merger, transfer, lease or other transaction could also have adverse tax consequences to holders of debt securities or guarantees under other tax laws to which the holders are subject.

Payment of Additional Amounts

        Payments made by Aon plc, Aon Delaware or a paying agent, as applicable, on the debt securities, or in respect to the guarantees, will be made free and clear of and without withholding or deduction for or on account of any present or future income, stamp or other tax, duty, levy, impost, assessment or other governmental charge of any nature whatsoever imposed or levied by or on behalf of the government of the United Kingdom or the United States (each, a "Home Country Jurisdiction"), of any territory of a Home Country Jurisdiction or by any authority or agency therein or thereof having the power to tax, which we refer to collectively as "Taxes," unless Aon plc, Aon Delaware or a paying agent is required to withhold or deduct Taxes by law.

        If Aon plc, Aon Delaware or a paying agent is required to withhold or deduct any amount for or on account of Taxes from any payment made with respect to the debt securities or the guarantees, Aon plc or Aon Delaware, as applicable, will pay such additional amounts as may be necessary so that the net amount received by each beneficial owner (including additional amounts) after such withholding or deduction will not be less than the amount the beneficial owner would have received if the Taxes had not been withheld or deducted; provided that no additional amounts will be payable with respect to Taxes:

  •
  that would not have been imposed but for the existence of any present or former connection between such holder or beneficial owner of the debt securities or guarantees, as applicable (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership or corporation), and such Home Country Jurisdiction or any political subdivision or territory or possession thereof or therein or area subject to its jurisdiction, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or treated as a resident thereof or domiciled thereof or a national thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein;

  •
  that are estate, inheritance, gift, sales, transfer, personal property, wealth or similar taxes, duties, assessments or other governmental charges;

  •
  payable other than by withholding from payments of principal of and premium, if any, or interest, if any, on the debt securities or the guarantees, as applicable;

  •
  that would not have been imposed but for the failure of the applicable recipient of such payment to comply with any certification, identification, information, documentation or other reporting requirement to the extent:

  •
  such compliance is required by applicable law or administrative practice or an applicable treaty as a precondition to exemption from, or reduction in, the rate of deduction or withholding of such Taxes; and

  •
  at least 30 days before the first payment date with respect to which such additional amounts shall be payable, Aon plc or Aon Delaware, as the case may be, has notified such recipient in writing that such recipient is required to comply with such requirement;

  •
  that would not have been imposed but for the presentation of the relevant debt security or guarantee (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurred later;

  •
  that are imposed on a payment and are required to be made pursuant to European Council Directive 2003/48/EC or any other Directive amending, supplementing or replacing such Directive, or any law implementing or complying with, or introduced in order to conform to, such Directive or Directives;

  •
  that are imposed or withheld pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), as of the issue date (or any amended or successor version of such sections), any regulations promulgated thereunder, any official interpretations thereof, any similar law or regulation adopted pursuant to an intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing or any agreements entered into pursuant to Section 1471(b)(1) of the Code;

  •
  that would not have been imposed if presentation for payment of the relevant debt security or guarantee had been made to a paying agent other than the paying agent to which the presentation was made; or

  •
  any combination of the foregoing items;

nor shall additional amounts be paid with respect to any payment of the principal of or premium, if any, or interest, if any, on any debt security or any payment in respect of any guarantee to any such holder or beneficial owner who is a fiduciary or a partnership or a beneficial owner who is other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to such additional amounts had it been the holder of the debt security.

        All references in this prospectus, other than under "—Defeasance" below, to the payment of the principal of or premium, if any, or interest, if any, on or the net proceeds received on the sale or exchange of, any debt securities or any payment in respect of any guarantee shall be deemed to include additional amounts to the extent that, in that context, additional amounts are, were or would be payable.

        Aon plc has agreed in the indentures that if it maintains a paying agent with respect to a particular series of Aon plc debt securities in any member state of the European Union, it will maintain a paying agent in at least one member state that will not be obliged to withhold or deduct taxes pursuant to European Council Directive 2003/48/EC or any other Directive amending, supplementing or replacing such Directive or any law implementing or complying with, or introduced in order to conform to such Directive or Directives, provided there is at least one member state that does not require a paying agent to withhold or deduct pursuant to such Directive.

        Aon plc's and Aon Delaware's obligations to pay additional amounts if and when due will survive the termination of the indentures and the payment of all other amounts in respect of the debt securities.

        If, as a result of Aon plc's or Aon Delaware's consolidation, merger with or conversion into a successor person organized under the laws of a jurisdiction other than the United Kingdom or the United States (or, in each case, any political subdivision or taxing authority thereof) as described under "—Consolidation and Merger" above, or the conveyance, transfer or lease by Aon plc or Aon Delaware of its assets substantially as an entirety to such successor person, and such an entity expressly assumes the obligations of Aon plc or Aon Delaware under the indentures and any outstanding debt securities or guarantees, as applicable, such successor person will pay additional amounts on the same basis as described above, except that references to a "Home Country Jurisdiction" will be treated as references to the United Kingdom, the United States and the country in which such successor person is organized or resident (or deemed resident for tax purposes).

Optional Tax Redemption

        The issuer may redeem any series of debt securities in whole, but not in part, at its option at any time prior to maturity, upon the giving of not less than 30 nor more than 90 days' notice of tax redemption to the holders, at a redemption price equal to the principal amount plus accrued and unpaid interest, if any, to the redemption date (except in the case of discounted debt securities, which may be redeemed at the redemption price specified by the terms of each series of such debt securities), if:

  •
  the issuer determines that, as a result of any change in, amendment to or announced proposed change in the laws or any regulations or rulings promulgated thereunder of a Home Country Jurisdiction (or of any political subdivision or taxing authority thereof) or, in the event of the assumption of the issuer's or the guarantor's obligations under the debt securities or guarantee, as applicable, by a successor person not organized under the laws of a Home Country Jurisdiction (or, in each case, any political subdivision or taxing authority thereof as described under "—Consolidation and Merger" above), the jurisdiction in which such successor person is organized (or deemed resident for tax purposes), or any change in the application or official interpretation of such laws, regulations or rulings, or (in either case) any change in the application or official interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which any such jurisdiction is a party, which change, execution or amendment becomes effective on or after (i) the issue date of the applicable debt securities or guarantee, (ii) in the event of the assumption by a successor person of the issuer's or the guarantor's obligations under the applicable indenture and the debt securities or guarantee, as applicable, as described under "—Consolidation and Merger" above, under the laws of a jurisdiction other than a Home Country Jurisdiction (or, in each case, any political subdivision or taxing authority thereof), with respect to taxes imposed by such other jurisdiction, the date of the transaction resulting in such assumption or (iii) such other date specified with respect to the debt securities or guarantee, as applicable, and, in the case of each of (i), (ii) or (iii), the issuer, the guarantor or such successor person, as applicable, would be required to pay additional amounts (as described under "—Payment of Additional Amounts" above) with respect to that series of debt securities or under a guarantee, as the case may be, on the next succeeding interest payment date for the relevant debt securities and the payment of such additional amounts cannot be avoided by the use of reasonable measures available to the issuer, the guarantor or such successor person, as applicable; or

  •
  the issuer determines, based upon an opinion of independent counsel of recognized standing that, as a result of any action taken by any legislative body of, taxing authority of, or any action brought in a court of competent jurisdiction in, a Home Country Jurisdiction (or any political subdivision or taxing authority thereof) or, in the event of the assumption of the issuer's or the guarantor's obligations under the debt securities or guarantee, as applicable, by a successor person not organized under the laws of a Home Country Jurisdiction (or, in each case, any political subdivision thereof as described under "—Consolidation and Merger" above), the jurisdiction in which such successor person is organized (or deemed resident for tax purposes), which action is taken or brought on or after (i) the issue date of the applicable debt securities or guarantee, (ii) in the event of the assumption by a successor person of the issuer's or the guarantor's obligations under the applicable indenture and the debt securities or guarantee, as applicable, as described under "—Consolidation and Merger" above, under the laws of a jurisdiction other than a Home Country Jurisdiction (or, in each case, any political subdivision or taxing authority thereof), with respect to taxes imposed by such other jurisdiction, the date of the transaction resulting in such assumption or (iii) such other date specified with respect to the debt securities and, in the case of each of (i), (ii) and (iii), there is a substantial probability that the circumstances described above would exist.

        No notice of any such redemption may be given earlier than 90 days prior to the earliest date on which Aon plc, Aon Delaware or such successor person, as applicable, would be obligated to pay any additional amounts.

        Aon plc, Aon Delaware or such successor person will also pay to each holder, or make available for payment to each such holder, on the redemption date, any additional amounts (as described under "—Payment of Additional Amounts" above) resulting from the payment of such redemption price by it. Prior to the delivery of any notice of redemption, Aon plc, Aon Delaware or such successor person will deliver to the trustee an officer's certificate stating that it is entitled to effect or cause a redemption and setting forth a statement of facts showing that the conditions precedent of the right so to redeem or cause such redemption have occurred, and in the case of a redemption based on an opinion of independent counsel referred to in the second bullet above, such independent counsel's opinion. Delivery of any notice of redemption will be conclusive and binding on the holders of the securities being redeemed.

        Any notice of redemption will be irrevocable once an officer's certificate has been delivered to the trustee.

Defeasance

        Defeasance and Discharge.    Unless the debt securities of any series provide otherwise, the issuer and, if applicable, the guarantor may be discharged from any and all obligations in respect of the debt securities of that series and any related guarantee, as applicable (except for certain obligations to register the transfer or exchange of debt securities of that series, to replace stolen, destroyed, lost or mutilated debt securities of that series, to maintain paying agencies, to execute and furnish definitive securities evidenced by temporary securities, to return moneys deposited with or paid to the trustee or any paying agent remaining unclaimed for three years, to compensate and indemnify the applicable trustee or to furnish such trustee (if that trustee is not the registrar) with the names and addresses of holders of debt securities of that series). This discharge, referred to as defeasance, will occur only if, among other things:

  •
  the issuer or, if applicable, the guarantor or both irrevocably deposit with the applicable trustee, in trust, money and/or securities of the government which issues the currency in which the debt securities of that series are payable or securities of agencies backed by the full faith and credit of that government, which, through the payment of interest and principal in accordance with their terms, will provide, in the opinion of a nationally recognized public accounting firm, enough money to pay each installment of principal of, and any premium and interest on, and any additional amounts known to be payable at the time of such defeasance and discharge and any mandatory sinking fund payments in respect of, the debt securities of that series on the applicable due dates for those payments in accordance with the terms of those debt securities; and

  •
  the issuer or, if applicable, the guarantor delivers to the applicable trustee an opinion of counsel confirming that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the discharge had not occurred.

        That opinion must state that the issuer or, if applicable, the guarantor has received from the United States Internal Revenue Service a ruling or, since the date of execution of the applicable indenture, there has been a change in the applicable United States federal income tax law, in any case, in support of that opinion. (Sections 13.02 and 13.04 of the indentures)

        In addition, the issuer or, if applicable, the guarantor or both may also obtain a discharge of either indenture with respect to all debt securities issued under that indenture and any related guarantee, as applicable, by depositing with the applicable trustee, in trust, enough money to pay all amounts due on the debt securities on the date those payments are due or upon redemption of all of those debt securities, so long as those debt securities are by their terms to become due and payable within one year or are to be called for redemption within one year. (Section 12.01 of the indentures)

        Defeasance of Certain Covenants and Certain Events of Default.    Unless the debt securities of any series provide otherwise, upon compliance with certain conditions:

  •
  the issuer and, if applicable, the guarantor may omit to comply with any provision of the applicable indenture (except for certain obligations to register the transfer or exchange of debt securities of that series, to replace stolen, destroyed, lost or mutilated debt securities of that series, to maintain paying agencies, to execute and furnish definitive securities evidenced by temporary securities, to return moneys deposited with or paid to the trustee or any paying agent on any debt security and not applied to payments on the debt securities but remaining unclaimed for three years, to punctually pay the principal of and premium or interest, if any, on the debt securities, to deliver to the trustee an annual statement as to default, to adhere to the covenants with respect to payment on the debt securities on default, to adhere to the resignation or removal procedures regarding the trustee, to compensate and indemnify the applicable trustee or to furnish that trustee (if that trustee is not the registrar) with the names and addresses of holders of debt securities of that series), including the covenant described under "—Consolidation and Merger"; and

  •
  any omission to comply with those covenants will not constitute an event of default with respect to the debt securities of that series ("covenant defeasance"). (Sections 13.03 and 13.04 of the indentures)

        The conditions include, among other things:

  •
  irrevocably depositing with the applicable trustee, in trust, money and/or securities of the government which issues the currency in which the debt securities of that series are payable or securities of agencies backed by the full faith and credit of that government, which, through the payment of interest and principal in accordance with their terms, will provide, in the opinion of a nationally recognized public accounting firm, enough money to pay each installment of principal of, any premium and interest on, and any additional amounts known to be payable at the time of such covenant defeasance and any mandatory sinking fund payments in respect of, the debt securities of that series on the applicable due dates for those payments in accordance with the terms of those debt securities; and

  •
  delivering to the applicable trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred. (Section 13.04 of the indentures)

        Covenant Defeasance and Certain Other Events of Default.    If the issuer or, if applicable, the guarantor exercises or both exercise the option to effect a covenant defeasance with respect to the debt securities of any series as described above and the debt securities of that series are thereafter declared due and payable because of an event of default (other than an event of default caused by failing to comply with the covenants that are defeased), the amount of money and securities it has or they have deposited with the applicable trustee would be sufficient to pay amounts due on the debt securities of that series on their respective due dates but may not be sufficient to pay amounts due on the debt securities of that series at the time of acceleration resulting from that event of default. However, the issuer and, if applicable, the guarantor would remain liable for any shortfall.

Modification and Waiver

        Each indenture provides that the issuer and, if applicable, the guarantor may enter into supplemental indentures with the applicable trustee without the consent of the holders of debt securities to:

  •
  document the fact that a successor entity has assumed the issuer's or, if applicable, the guarantor's obligations;

  •
  add covenants or events of default or to surrender any right or power conferred upon the issuer or, if applicable, the guarantor for the benefit of the holders of debt securities;

  •
  add or change such provisions as are necessary to permit the issuance of global debt securities;

  •
  cure any ambiguity or correct any inconsistency in the indenture or in the terms of the debt securities as shall not adversely affect the interests of the holders of debt securities in any material respect;

  •
  conform the applicable indenture or the terms of the debt securities or guarantees to any terms set forth in this prospectus or an applicable prospectus supplement;

  •
  document the fact that a successor trustee has been appointed; or

  •
  establish the forms and terms of debt securities of any series. (Section 10.01 of the indentures)

        The issuer and, if applicable, the guarantor may enter into a supplemental indenture to modify an indenture with the consent of the applicable trustee and the holders of at least a majority in principal amount of outstanding debt securities of each series affected by such supplemental indenture. However, the issuer and, if applicable, the guarantor may not modify an indenture without the consent of the holders of all then-outstanding debt securities of the affected series issued under that indenture to:

  •
  extend the maturity date of, or change the due date of any installment of principal of or interest on, or payment of additional amounts with respect to, the debt securities of that series;

  •
  reduce the principal amount of, or any premium payable or interest rate on, the debt securities of that series;

  •
  reduce the amount due and payable upon acceleration or make payments thereon payable in any currency other than that provided in that debt security;

  •
  make any change that adversely affects the right, if any, to convert or exchange any debt security for shares or other securities or property in accordance with its terms;

  •
  impair the right to institute suit for the enforcement of any such payment on or after its due date; or

  •
  reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is necessary to effect any such modification or amendment of the indenture, for waiver of compliance with certain covenants and provisions in the indenture or for waiver of certain defaults. (Section 10.02 of the indentures)

        The holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive any past default under the applicable indenture with respect to that series, except a default in the payment of the principal of or any premium or any interest on, any debt security of that series or in respect of a provision which under the applicable indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that affected series. (Section 6.09 of the indentures)

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that the issuer will deposit with a depositary identified in an applicable prospectus supplement. Unless and until it is exchanged in whole or in part for the individual debt securities that it represents, a global security may not be transferred except as a whole:

  •
  by the applicable depositary to a nominee of the depositary;

  •
  by any nominee to the depositary itself or another nominee; or

  •
  by the depositary or any nominee to a successor depositary or any nominee of the successor.

        An applicable prospectus supplement will describe the specific terms of the depositary arrangement with respect to a series of debt securities. We anticipate that the following provisions will generally apply to depositary arrangements.

        When a global security is issued, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by that global security to the accounts of persons that have accounts with the depositary ("participants"). Those accounts will be designated by the dealers, underwriters or agents with respect to the underlying debt securities or by the issuer if those debt securities are offered and sold directly by the issuer. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. For interests of participants, ownership of beneficial interests in the global security will be shown on records maintained by the applicable depositary or its nominee. For interests of persons other than participants, that ownership information will be shown on the records of participants. Transfer of that ownership will be effected only through those records. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair our ability to transfer beneficial interests in a global security.

        As long as the depositary for a global security, or its nominee, is the registered owner of that global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global security:

  •
  will not be entitled to have any of the underlying debt securities registered in their names;

  •
  will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and

  •
  will not be considered the owners or holders under the indenture relating to those debt securities.

        Payments of the principal of, any premium on and any interest on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing such debt securities. No issuer, guarantor, trustee, paying agent or registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial interests in the global security.

        It is expected that the depositary or its nominee, upon receipt of any payment of principal, any premium or interest relating to a global security representing any series of debt securities, immediately will credit participants' accounts with the payments. Those payments will be credited in amounts proportional to the respective beneficial interests of the participants in the principal amount of the global security as shown on the records of the depositary or its nominee. It is also expected that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices. This is now the case with securities held for the accounts of customers registered in "street name." Those payments will be the sole responsibility of those participants.

        If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed within 90 days, the issuer will issue individual debt securities of that series in exchange for the global security or securities representing that series. In addition, the issuer may at any time in its sole discretion determine not to have any debt securities of a series represented by one or more global securities. In that event, the issuer will issue individual debt securities of that series in exchange for the global security or securities. Furthermore, if specified in an applicable prospectus supplement, an owner of a beneficial interest in a global security may, on terms acceptable to the issuer, the trustee and the applicable depositary, receive individual debt securities of that series in exchange for those beneficial interests. The foregoing is subject to any limitations described in an applicable prospectus supplement. In any such instance, the owner of the beneficial interest will be entitled to physical delivery of individual debt securities equal in principal amount to the beneficial interest and to have the debt securities registered in its name. Those individual debt securities will be issued in any authorized denominations.

Subordination under the Aon plc Subordinated Debt Indenture

        The Aon plc subordinated debt securities and the Aon plc subordinated debt guarantees will be subordinate and junior in right of payment to all senior indebtedness of Aon plc and Aon Delaware, respectively, to the extent provided in the Aon plc subordinated debt indenture. (Sections 15.04 and 16.01 of the Aon plc subordinated debt indenture) Neither Aon plc, as issuer, nor Aon Delaware, as Aon plc subordinated debt guarantor, may make any payments on account of principal or any premium, redemption, interest or any other amount payable under the Aon plc subordinated debt securities or the Aon plc subordinated debt guarantees, as the case may be, at any time when it has defaulted with respect to payment of principal or any premium, interest, sinking fund or other payment due on its senior indebtedness. (Sections 15.05 and 16.02 of the Aon plc subordinated debt indenture) If either Aon plc, as issuer, or Aon Delaware, as Aon plc subordinated debt guarantor, makes any payment described in the foregoing sentence before all of its senior indebtedness is paid in full, such payment or distribution will be applied to pay off the applicable senior indebtedness which remains unpaid. Subject to the condition that the senior indebtedness of Aon plc or Aon Delaware, as the case may be, is paid in full, if any such payments are made on the senior indebtedness of Aon plc or Aon Delaware, as the case may be, as described above, the holders of Aon plc subordinated debt securities or Aon plc subordinated debt guarantees will be subrogated to the rights of the senior debt security holders of Aon plc or Aon Delaware, as the case may be. (Sections 15.06 and 16.03 of the Aon plc subordinated debt indenture)

        The Aon plc subordinated debt indenture defines the term "senior indebtedness" to mean:

  •
  all indebtedness of Aon plc or Aon Delaware, as the case may be, whether outstanding on the date of the Aon plc subordinated debt indenture or incurred later, for money borrowed (other than Aon plc subordinated debt securities or Aon Delaware subordinated debt securities, as the case may be) or otherwise evidenced by a note or similar instrument given in connection with the acquisition of any property or assets (other than inventory or other similar property acquired in the ordinary course of business), including securities or for the payment of money relating to a capitalized lease obligation (as defined in the Aon plc subordinated debt indenture);

  •
  any indebtedness of others described in the preceding bullet point which Aon plc or Aon Delaware, as the case may be, has guaranteed or which is otherwise its legal obligation;

  •
  any of Aon plc's or Aon Delaware's, as the case may be, indebtedness under interest rate swaps, caps or similar hedging agreements and foreign exchange contracts, currency swaps or similar agreements; and

  •
  renewals, extensions, refundings, restructurings, amendments and modifications of any indebtedness or guarantee described above. (Section 1.01 of the Aon plc subordinated debt indenture)

        "Senior indebtedness" does not include:

  •
  any indebtedness of Aon plc or Aon Delaware, as the case may be, to its subsidiaries; or

  •
  any indebtedness of Aon plc or Aon Delaware, as the case may be, which by its terms ranks equal or subordinated to the Aon plc subordinated debt securities or Aon plc subordinated debt guarantees in rights of payment or upon liquidation. (Section 1.01 of the Aon plc subordinated debt indenture)

        Because of the subordination provisions described above, some of the general creditors of Aon plc or Aon Delaware, as the case may be, may recover proportionately more than holders of the Aon plc subordinated debt securities or Aon plc subordinated debt guarantees if the assets of Aon plc or Aon Delaware, as the case may be, are distributed as a result of insolvency or bankruptcy. The Aon plc subordinated debt indenture provides that the subordination provisions will not apply to cash, properties and securities held in trust pursuant to the satisfaction and discharge and the legal defeasance provisions of the Aon plc subordinated debt indenture. (Section 16.03 of the Aon plc subordinated debt indenture) See "—Defeasance" for additional information regarding the legal defeasance provisions affecting the subordinated debt.

        We will set forth (or incorporate by reference) the approximate amount of senior indebtedness outstanding for each of Aon plc and Aon Delaware as of a recent date in any prospectus supplement under which we offer to sell Aon plc subordinated debt securities.

Subordination under the Aon Delaware Subordinated Debt Indenture

        The Aon Delaware subordinated debt securities and the Aon Delaware subordinated debt guarantees will be subordinate and junior in right of payment to all senior indebtedness of Aon Delaware and Aon plc, respectively, to the extent provided in the Aon Delaware subordinated debt indenture. (Sections 15.05 and 16.01 of the Aon Delaware subordinated debt indenture) Neither Aon Delaware, as issuer, nor Aon plc, as Aon Delaware subordinated debt guarantor, may make any payments on account of principal or any premium, redemption, interest or any other amount payable under the Aon Delaware subordinated debt securities or the Aon Delaware subordinated debt guarantees, as the case may be, at any time when it has defaulted with respect to payment of principal or any premium, interest, sinking fund or other payment due on its senior indebtedness. (Sections 15.06 and 16.02 of the Aon Delaware subordinated debt indenture) If either Aon Delaware, as issuer, or Aon plc, as Aon Delaware subordinated debt guarantor, makes any payment described in the foregoing sentence before all of its senior indebtedness is paid in full, such payment or distribution will be applied to pay off the applicable senior indebtedness which remains unpaid. Subject to the condition that the senior indebtedness of Aon Delaware or Aon plc, as the case may be, is paid in full, if any such payments are made on the senior indebtedness of Aon Delaware or Aon plc, as the case may be, as described above, the holders of Aon Delaware subordinated debt securities or Aon Delaware subordinated debt guarantees will be subrogated to the rights of the senior debt security holders of Aon Delaware or Aon plc, as the case may be. (Sections 15.07 and 16.03 of the Aon Delaware subordinated debt indenture)

        The Aon Delaware subordinated debt indenture defines the term "senior indebtedness" to mean:

  •
  all indebtedness of Aon Delaware or Aon plc, as the case may be, whether outstanding on the date of the Aon Delaware subordinated debt indenture or incurred later, for money borrowed (other than Aon Delaware subordinated debt securities or Aon plc subordinated debt securities, as the case may be) or otherwise evidenced by a note or similar instrument given in connection with the acquisition of any property or assets (other than inventory or other similar property acquired in the ordinary course of business), including securities or for the payment of money relating to a capitalized lease obligation (as defined in the Aon Delaware subordinated debt indenture);

  •
  any indebtedness of others described in the preceding bullet point which Aon Delaware or Aon plc, as the case may be, has guaranteed or which is otherwise its legal obligation;

  •
  any of Aon Delaware's or Aon plc's, as the case may be, indebtedness under interest rate swaps, caps or similar hedging agreements and foreign exchange contracts, currency swaps or similar agreements; and

  •
  renewals, extensions, refundings, restructurings, amendments and modifications of any indebtedness or guarantee described above. (Section 1.01 of the Aon Delaware subordinated debt indenture)

        "Senior indebtedness" does not include:

  •
  any indebtedness of Aon Delaware or Aon plc, as the case may be, to its subsidiaries; or

  •
  any indebtedness of Aon Delaware or Aon plc, as the case may be, which by its terms ranks equal or subordinated to the Aon Delaware subordinated debt securities or Aon Delaware subordinated debt guarantees in rights of payment or upon liquidation. (Section 1.01 of the Aon Delaware subordinated debt indenture)

        Because of the subordination provisions described above, some of the general creditors of Aon Delaware or Aon plc, as the case may be, may recover proportionately more than holders of the Aon Delaware subordinated debt securities or Aon Delaware subordinated debt guarantees if the assets of Aon plc or Aon Delaware, as the case may be, are distributed as a result of insolvency or bankruptcy. The Aon Delaware subordinated debt indenture provides that the subordination provisions will not apply to cash, properties and securities held in trust pursuant to the satisfaction and discharge and the legal defeasance provisions of the Aon Delaware subordinated debt indenture. (Section 16.03 of the Aon Delaware subordinated debt indenture) See "—Defeasance" for additional information regarding the legal defeasance provisions affecting the subordinated debt.

        Aon Delaware will set forth (or incorporate by reference) the approximate amount of senior indebtedness outstanding for each of Aon Delaware and Aon plc as of a recent date in any prospectus supplement under which Aon Delaware offers to sell Aon Delaware subordinated debt securities.

Guarantees

        Under each guarantee, the applicable guarantor will unconditionally guarantee the due and punctual payment of the principal, interest (if any), premium (if any) and all other amounts due on the applicable debt securities and under the indenture when the same shall become due and payable, whether at maturity, pursuant to mandatory or optional redemption or repayments, by acceleration or otherwise, in each case after any applicable grace periods or notice requirements, according to the terms of the applicable debt securities.

        The obligations of each guarantor under the guarantees will be unconditional, regardless of the enforceability of the applicable debt securities, and will not be discharged until all obligations under those debt securities and the applicable indenture are satisfied. Holders of the applicable debt securities may proceed directly against the guarantor under the applicable guarantee if an event of default affecting those debt securities occurs without first proceeding against the issuer.

Conversion Rights

        An applicable prospectus supplement will describe the terms and conditions, if any, on which debt securities being offered are convertible into Class A Ordinary Shares or other securities. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the issuer's option or the option of the holder, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of those debt securities.

Regarding the Trustee

        The issuers have commercial deposits and custodial arrangements with The Bank of New York Mellon Trust Company, N.A., or "BNYM," and may have borrowed money from BNYM in the normal course of business. The issuers may enter into similar or other banking relationships with BNYM in the future in the normal course of business. In addition, the issuers have provided brokerage and other insurance services in the ordinary course of their respective businesses for BNYM. BNYM may also act as trustee with respect to other debt securities one or both of the issuers have issued.

        BNYM will be serving as the trustee under the senior indentures and the subordinated indentures. Consequently, if an actual or potential event of default occurs with respect to either the senior debt securities or the subordinated debt securities, BNYM may be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that case, BNYM may be required to resign under one or more indentures, and the applicable issuer and, if applicable, the applicable guarantor would be required to appoint a successor trustee. For this purpose, a "potential" event of default means an event that would be an event of default if the requirements for giving us or Aon Delaware default notice or for the default having to exist for a specific period of time were disregarded.

Governing Law

        The debt securities, the guarantees and the indentures will be governed by and construed in accordance with the laws of the State of New York, except that, as the indentures specify, the subordination provisions of each series of Aon plc subordinated debt securities, any Aon Delaware subordinated debt guarantee and the Aon plc subordinated indenture, as they apply to Aon plc, will be governed by and construed in accordance with the laws of England and Wales (other than the appointment of any attorney-in-fact, which shall be governed by the laws of the State of New York).

DESCRIPTION OF PREFERENCE SHARES

        In this description, references to "Aon," the "Company," "we," "us" or "our" refer only to Aon plc and not to any of our subsidiaries or affiliates. Also, in this section, references to "holders" mean those who own preference shares registered in their own names, on the books that our registrar or we maintain for this purpose, and not those who own beneficial interests in preference shares registered in "street name" or in shares issued in book-entry form and held through one or more depositaries.

        The description set forth below is only a summary and is not complete. For more information regarding the preference shares which may be offered by this prospectus, please refer to the documents incorporated by reference in this prospectus, the applicable prospectus supplement or supplements, our articles of association ("Articles"), which are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and any certificate of designations or other instrument establishing a series of preference shares, which will be filed with the SEC as an exhibit to or incorporated by reference in the registration statement at or prior to the time of the issuance of that series of preference shares.

        Our Articles authorize us to issue preference shares, in one or more series, with the number of shares of each series and the rights, preferences and limitations of each series to be determined by or pursuant to the authorization of our board of directors at the time of issue of the relevant preference shares. Our board of directors has been generally and unconditionally authorized subject to the provisions of our Articles and the UK Companies Act 2006 (as amended, the "Companies Act"), to allot and issue shares of the Company (or grant rights to subscribe for or to convert any security into shares in the Company), including preference shares, (1) up to an aggregate nominal amount of $900,000 and (2) in connection with an offer of equity securities (as defined in the Companies Act) by way of a rights issue, up to a further aggregate nominal amount of $900,000, all of which remain authorized for allotment and issuance. Our board of directors is also generally empowered to allot equity securities (as defined in the Companies Act) referred to above for cash, free from UK statutory pre-emption rights, provided that, in relation to (1) above, this power is limited to an aggregate nominal amount of $140,000. The authority and the power referred to above will both expire on the earlier of the next annual general meeting of shareholders of the Company or August 31, 2016. Our preference shares will likely be afforded preferences regarding dividends and liquidation rights over our Class A Ordinary Shares and may be issued as redeemable shares, with all such other rights, terms and conditions to be determined by or pursuant to the authorization of the board of directors of Aon plc at the time of issue of the relevant preference shares. If the relevant series of preference shares (with respect to both dividends and capital) are determined to have the right to participate only up to a specified amount in a distribution, they will not constitute "equity securities" for the purposes of the Companies Act.

        We will include the specific terms of each series of the preference shares being offered in an applicable prospectus supplement.

 DESCRIPTION OF CLASS A ORDINARY SHARES

        In this description, references to "Aon," the "Company," "we," "us" or "our" refer only to Aon plc and not to any of our subsidiaries or affiliates. Also, in this section, references to "holders" mean those who own ordinary shares of Aon registered in their own names, on the books that the registrar or we maintain for this purpose, and not those who own beneficial interests in ordinary shares registered in street name or in shares issued in book-entry form and held through one or more depositaries.

        The description of our Class A Ordinary Shares is incorporated into this prospectus by reference to the Current Report on Form 8-K12B filed with the SEC on April 2, 2012. Our Class A Ordinary Shares are listed on the New York Stock Exchange under the symbol "AON".

        For more information regarding the rights attached to the Class A Ordinary Shares which may be offered by this prospectus, please refer to the applicable prospectus supplement or supplements, our Articles, which are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and any other instrument relating to our ordinary shares filed with the SEC as an exhibit to or incorporated by reference in the registration statement at or prior to the time of the issuance of our Class A Ordinary Shares.

        Our Articles authorize us to allot and issue Class A Ordinary Shares, and to grant rights to subscribe for or to convert or exchange any security into or for Class A Ordinary Shares, which shall have the same rights, preferences and limitations as the existing Class A Ordinary Shares. Our board of directors has been generally and unconditionally authorized subject to the provisions of our Articles and the Companies Act, to allot and issue shares of the Company (or grant rights to subscribe for or to convert any security into shares in the Company), including Class A Ordinary Shares, up to an aggregate nominal amount of $900,000 and, in connection with an offer of equity securities (as defined in the Companies Act, which would include the Class A Ordinary Shares) by way of a rights issue, up to a further aggregate nominal amount of $900,000, all of which remain authorized for allotment and issuance. Of this amount, all shares remain authorized for allotment and issuance. Our board of directors is also generally empowered to allot equity securities (as defined in the Companies Act) referred to above for cash free from UK statutory pre-emption rights, provided that, in relation to (1) above, this power is limited to an aggregate nominal amount of $140,000. The authority and the power referred to above will both expire on the earlier of the next annual general meeting of shareholders of the Company or August 31, 2016.

DESCRIPTION OF SHARE PURCHASE CONTRACTS
AND SHARE PURCHASE UNITS

        In this description, references to "Aon," the "Company," "we," "us" or "our" refer only to Aon plc and not to any of our subsidiaries. We may issue share purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of our Class A Ordinary Shares at a future date or dates. The price per share and the number of our Class A Ordinary Shares may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts. The share purchase contracts may be issued separately or as a part of share purchase units consisting of a share purchase contract and, as security for the holder's obligations to purchase our Class A Ordinary Shares under our Class A Ordinary Shares purchase contracts:

  •
  Aon plc senior debt securities or Aon plc subordinated debt securities;

  •
  preference shares; or

  •
  debt obligations of third parties, including Aon Delaware debt securities and U.S. Treasury securities.

        The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner and, in certain circumstances, we may deliver newly issued prepaid share purchase contracts upon release to a holder of any collateral securing such holder's obligations under the original share purchase contract.

        An applicable prospectus supplement will describe the terms of any share purchase contracts or share purchase units and, if applicable, prepaid share purchase contracts.

PLAN OF DISTRIBUTION

        We or Aon Delaware may sell the securities covered by this prospectus in any of the following ways (or in any combination):

  •
  through underwriters, dealers or remarketing firms;

  •
  directly to one or more purchasers, including to a limited number of institutional purchasers; or

  •
  through agents.

        Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act. Any discounts or commissions received by an underwriter, dealer, remarketing firm or agent on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act.

        In addition, we or Aon Delaware may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If an applicable prospectus supplement so indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and that applicable prospectus supplement, sell securities covered by this prospectus and that applicable prospectus supplement. If so, the third party may use securities borrowed from us or Aon Delaware or others to settle such sales and may use securities received from us to close any related short positions. We or Aon Delaware may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities covered by this prospectus and that applicable prospectus supplement.

        The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement or supplements and will include, among other things:

  •
  the type of and terms of the securities offered;

  •
  the price of the securities;

  •
  the proceeds to us from the sale of the securities;

  •
  the names of the securities exchanges, if any, on which the securities are listed;

  •
  the names of any underwriters, dealers, remarketing firms or agents and the amount of securities underwritten or purchased by each of them;

  •
  any over-allotment options under which underwriters may purchase additional securities from us or Aon Delaware;

  •
  any underwriting discounts, agency fees or other compensation to underwriters or agents; and

  •
  any discounts or concessions which may be allowed or reallowed or paid to dealers.

        If underwriters are used in the sale of securities, those securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in an applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in an applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of those securities if any are purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        If the dealers acting as principals are used in the sale of any securities, those securities will be acquired by the dealers, as principals, and may be resold from time to time in one or more transactions at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transactions will be set forth in an applicable prospectus supplement with respect to the securities being offered.

        Securities may also be offered and sold, if so indicated in an applicable prospectus supplement in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to as the "remarketing firms," acting as principals for their own accounts or as our agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us or Aon Delaware and its compensation will be described in an applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act in connection with the securities remarketed thereby.

        The securities may be sold directly by us or Aon Delaware or through agents designated by us from time to time. In the case of securities sold directly by us or Aon Delaware, no underwriters or agents would be involved. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by us or Aon Delaware to such agents, will be set forth in an applicable prospectus supplement. Unless otherwise indicated in an applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

        We or Aon Delaware may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement or supplements relate from us at the public offering price set forth in an applicable prospectus supplement plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Those contracts will be subject only to those conditions set forth in an applicable prospectus supplement, and an applicable prospectus supplement will set forth the commission payable for solicitation of those contracts.

        Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into with us, Aon Delaware or both, to indemnification by us, Aon Delaware or both against certain civil liabilities, including liabilities under the Securities Act, or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business.

        Unless otherwise indicated in an applicable prospectus supplement, all securities offered by this prospectus, other than our Class A Ordinary Shares, which are listed on the New York Stock Exchange, will be new issues with no established trading market. We or Aon Delaware, as applicable, may elect to list any of the securities on one or more exchanges, but unless otherwise specified in an applicable prospectus supplement, neither we nor Aon Delaware shall be obligated to do so. In addition, underwriters will not be obligated to make a market in any securities. No assurance can be given regarding the activity of trading in, or liquidity of, any securities.

        Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying securities so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

VALIDITY OF SECURITIES

        Sidley Austin LLP will be requested to advise us with respect to the validity under New York law and English law of any securities that may be offered pursuant to this prospectus and one or more applicable prospectus supplements.

EXPERTS

        The consolidated financial statements of Aon plc appearing in Aon plc's Annual Report (Form 10-K) for the year ended December 31, 2014, and the effectiveness of Aon plc's internal control over financial reporting as of December 31, 2014, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Aon plc management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        An estimate of the various expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.    Indemnification of Directors and Officers.

Aon plc

        Aon plc is a public limited company incorporated under the law of England and Wales. Chapter 7 of Part 10 of the Companies Act contains, among other things, provisions regarding directors' liability and the extent to which a company may indemnify its directors. All statutory references in this Item 15 are to the Companies Act.

        Section 232(1) makes void any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to a company.

        Section 232(2) makes similar provisions in respect of indemnities provided for a director, subject to three permitted types of indemnity, each discussed more fully below:

  (a)
  liability insurance within Section 233;

  (b)
  qualifying third party indemnity provisions falling within Section 234; and

  (c)
  qualifying pension scheme indemnity provisions falling within Section 235.

        Section 233 permits liability insurance, commonly known as directors' and officers' liability insurance, purchased and maintained by a company against liability for negligence, default, breach of duty or breach of trust in relation to the company.

        Section 234 allows for Aon plc to provide an indemnity against liability incurred by a director to someone other than Aon plc or an associated company. Such an indemnity does not permit indemnification against liability to pay criminal fines or civil penalties to a regulatory authority or the costs of an unsuccessful defense of criminal proceedings or an unsuccessful defense of civil proceedings brought by a company or its associated companies or in connection with an application for relief under Sections 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee) or 1157 (general power of court to grant relief in case of honest and reasonable conduct) of the Companies Act.

        Section 235 allows Aon plc to provide an indemnity to a director that is a trustee of an occupational pension scheme, with such indemnity to protect against liability incurred in connection with the Company's activities as trustee of the scheme. In the circumstances, this is not relevant to the directors of Aon plc.

        Any indemnity provided under Section 234 or Section 235 must be disclosed in Aon plc's annual report in accordance with Section 236 and copies of such indemnification provisions made available for inspection in accordance with Section 237 (and every member has a right to inspect without charge and, on request and on payment of such fee as may be prescribed, to be provided with such copies under Section 238).

        Conduct of a director amounting to negligence, default, breach of duty or breach of trust in relation to the Company can be ratified, in accordance with Section 239, by a resolution of the members of the Company, disregarding the votes of the director (if a member) and any connected member.

        To the extent permitted by the Companies Act (as amended from time to time) and without prejudice to any indemnity to which any person may otherwise be entitled, Aon plc's articles of association provide for the indemnification of every director or other officer of the Company (other than any person (whether an officer or not) engaged by the Company as auditor) out of the assets of the Company against any liability incurred by him for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company.

        Where a person is indemnified against any liability as described in this Item 15, such indemnity shall extend, to the extent permitted by the Companies Act, to all costs, charges, losses, expenses and liabilities incurred by him in relation thereto.

        In addition, to the fullest extent permitted by law and without prejudice to any other indemnity to which the director may otherwise be entitled, Aon plc has entered into and, in the future, will enter into deeds of indemnity with its directors and certain of its officers. Under the deeds of indemnity, Aon plc will indemnify such directors and officers to the fullest extent permitted or authorized by the Companies Act, as it may from time to time be amended, or by any other statutory provisions authorizing or permitting such indemnification.

        Aon plc expects that any underwriting agreement or distribution agreement relating to the securities will provide for indemnification of directors and officers of Aon plc by the underwriters or agents, as the case may be, against certain liabilities.

        The directors of Aon plc will also be entitled to cover pursuant to the Aon group's directors' and officers' liability insurance.

Aon Delaware

        Aon Delaware was organized under and is subject to the Delaware General Corporation Law. Delaware law provides that officers and directors may receive indemnification from their corporations for certain actual or threatened lawsuits. The Delaware law sets out the standard of conduct which the officers and directors must meet in order to be indemnified, the parties who are to determine whether the standard has been met, and the types of expenditures which will be indemnified. Delaware law further provides that a corporation may purchase indemnification insurance, such insurance providing indemnification for the officers and directors whether or not the corporation would have the power to indemnify them against such liability under the provisions of Delaware law.

        Article Seventh of Aon Delaware's Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), provides that it will indemnify its officers and directors (including such persons serving as officers and directors of certain subsidiaries) to the full extent permitted by Delaware law.

        Furthermore, Aon Delaware is covered by insurance which will reimburse it within the policy limits for amounts it is obligated to pay in lawsuits involving officers and directors serving in such capacities in which the damages, judgments, settlements, costs, charges or expenses incurred in connection with the defense of the action, suit or proceeding are reimbursable pursuant to the law and the Certificate of Incorporation.

        Aon Delaware expects that any underwriting agreement or distribution agreement relating to the securities will provide for indemnification of directors and officers of Aon Delaware by the underwriters or agents, as the case may be, against certain liabilities.

        Aon Delaware has also entered into separate indemnification agreements with certain of its officers, which agreements provide specific contractual assurance with respect to the existing indemnification and expense advancement rights extended to such officers and directors under Article Seventh of the Certificate of Incorporation. Specifically, the indemnification agreements provide assurance that no future amendment to or revocation of the Certificate of Incorporation will adversely affect any existing right of an officer or director with respect to any event that occurred prior to such amendment or revocation (regardless of when any proceeding related to such event is first threatened, commenced or completed).

        The directors of Aon Delaware will also be entitled to cover pursuant to the Aon group's directors' and officers' liability insurance.

Item 16.    Exhibits.

Number		Description
1	*	Form of Underwriting Agreement

2.1		Agreement and Plan of Merger and Reorganization, dated as of January 12, 2012, between Aon Corporation and Market Mergeco Inc. (incorporated by reference to Annex A to the Registration Statement on Form S-4/A (File No. 333-178991) filed by Aon Global Limited on February 6, 2012)

2.2		Amendment No. 1 to Merger Agreement, dated as of March 12, 2012, between Aon Corporation and Market Mergeco Inc. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Aon Corporation on March 12, 2012)

3.1		Articles of Association of Aon plc, dated March 30, 2012 (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed by Aon plc on April 2, 2012)

3.2		Amended and Restated Certificate of Incorporation of Aon Corporation (incorporated by reference to Exhibit 3.2 on Form S-3 (File No. 333-183686) filed by Aon plc on August 31, 2012)

3.3		Amended and Restated Bylaws of Aon Corporation (incorporated by reference to Exhibit 3.3 on Form S-3 (File No. 333-183686) filed by Aon plc on August 31, 2012)

4.1	*	Form of Aon plc Preference Share Certificate

4.2		Form of Indenture relating to Aon plc's senior debt securities (including senior debt guarantee of Aon Corporation) (the "Aon plc Senior Indenture")

4.3		Form of Indenture relating to Aon plc's subordinated debt securities (including subordinated debt guarantee of Aon Corporation) (the "Aon plc Subordinated Indenture")

4.4		Form of Indenture relating to Aon Corporation's senior debt securities (including senior debt guarantee of Aon plc) (the "Aon Corporation Senior Indenture")

4.5		Form of Indenture relating to Aon Corporation's subordinated debt securities (including subordinated debt guarantee of Aon plc) (the "Aon Corporation Subordinated Indenture")

4.6	*	Form of Aon plc Senior Note

4.7	*	Form of Aon plc Subordinated Note

4.8	*	Form of Aon Corporation Senior Note

4.9	*	Form of Aon Corporation Subordinated Note

4.10	*	Form of Share Purchase Contract

4.11	*	Form of Share Purchase Unit

Number	Description
4.12	Amended and Restated Indenture, dated as of May 20, 2015, among Aon plc, Aon Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee (amending and restating the Indenture, dated as of May 24, 2013, between Aon plc, Aon Corporation and The Bank of New York Mellon Trust Company, N.A.) (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed by Aon plc on May 20, 2015)

5.1	Opinion of Sidley Austin LLP

5.2	Opinion of Sidley Austin LLP

12.1	Statements of computation of ratio of earnings to fixed charges (previously filed as exhibits to Aon plc's Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 and Annual Report on Form 10-K for the year ended December 31, 2014, and incorporated herein by reference)

23.1	Consent of Ernst & Young LLP

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1)

23.3	Consent of Sidley Austin LLP (included in Exhibit 5.2)

24.1	Powers of Attorney for Aon plc and Aon Corporation

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. for the form of the Aon plc Senior Indenture

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. for the form of the Aon plc Subordinated Indenture

25.3	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. for the form of the Aon Corporation Senior Indenture

25.4	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. for the form of the Aon Corporation Subordinated Indenture

25.5	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. for the Amended and Restated Indenture, dated as of May 20, 2015, among Aon plc, Aon Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee (amending and restating the Indenture, dated as of May 24, 2013, between Aon plc, Aon Corporation and The Bank of New York Mellon Trust Company, N.A.)

*
To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.

Item 17.    Undertakings.

        The undersigned Registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference in the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

  (iii)
  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

  (iv)
  any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

  (6)
  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (7)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  (8)
  To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant specified below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, Illinois, as of September 3, 2015.

AON plc
By:	/s/ Peter Lieb Peter Lieb Executive Vice President, General Counsel and Company Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated as of September 3, 2015.

Signature	Title

* Gregory C. Case	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Christa Davies Christa Davies	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Laurel Meissner Laurel Meissner	Senior Vice President and Global Controller (Principal Accounting Officer)
* Lester B. Knight	Non-Executive Chairman
* Fulvio Conti	Director
* Cheryl A. Francis	Director
* James W. Leng	Director

Signature		Title

* J. Michael Losh		Director
* Robert S. Morrison		Director
* Richard B. Myers		Director
* Richard C. Notebaert		Director
* Gloria Santona		Director
* Carolyn Y. Woo		Director
/s/ Peter Lieb Peter Lieb		Executive Vice President, General Counsel and Company Secretary and Authorized Representative in the United States
*By:	/s/ Peter Lieb Peter Lieb Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant specified below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, Illinois, as of September 3, 2015.

AON CORPORATION
By:	/s/ Matthew M. Rice Matthew M. Rice Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated as of September 3, 2015.

Signature		Title

* Gregory C. Case		Chief Executive Officer (Principal Executive Officer)
/s/ Christa Davies Christa Davies		Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Laurel Meissner Laurel Meissner		Senior Vice President, Global Controller and Director (Principal Accounting Officer)
/s/ Michelle Ley Michelle Ley		Director
/s/ Matthew M. Rice Matthew M. Rice		Director
*By:	/s/ Peter Lieb Peter Lieb Attorney-in-Fact

EXHIBIT INDEX

TO REGISTRATION STATEMENT ON FORM S-3

Aon plc
Aon Corporation

Number		Description
1	*	Form of Underwriting Agreement

2.1		Agreement and Plan of Merger and Reorganization, dated as of January 12, 2012, between Aon Corporation and Market Mergeco Inc. (incorporated by reference to Annex A to the Registration Statement on Form S-4/A (File No. 333-178991) filed by Aon Global Limited on February 6, 2012)

2.2		Amendment No. 1 to Merger Agreement, dated as of March 12, 2012, between Aon Corporation and Market Mergeco Inc. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Aon Corporation on March 12, 2012)

3.1		Articles of Association of Aon plc, dated March 30, 2012 (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed by Aon plc on April 2, 2012)

3.2		Amended and Restated Certificate of Incorporation of Aon Corporation (incorporated by reference to Exhibit 3.2 on Form S-3 (File No. 333-183686) filed by Aon plc on August 31, 2012)

3.3		Amended and Restated Bylaws of Aon Corporation (incorporated by reference to Exhibit 3.3 on Form S-3 (File No. 333-183686) filed by Aon plc on August 31, 2012)

4.1	*	Form of Aon plc Preference Share Certificate

4.2		Form of Indenture relating to Aon plc's senior debt securities (including senior debt guarantee of Aon Corporation) (the "Aon plc Senior Indenture")

4.3		Form of Indenture relating to Aon plc's subordinated debt securities (including subordinated debt guarantee of Aon Corporation) (the "Aon plc Subordinated Indenture")

4.4		Form of Indenture relating to Aon Corporation's senior debt securities (including senior debt guarantee of Aon plc) (the "Aon Corporation Senior Indenture")

4.5		Form of Indenture relating to Aon Corporation's subordinated debt securities (including subordinated debt guarantee of Aon plc) (the "Aon Corporation Subordinated Indenture")

4.6	*	Form of Aon plc Senior Note

4.7	*	Form of Aon plc Subordinated Note

4.8	*	Form of Aon Corporation Senior Note

4.9	*	Form of Aon Corporation Subordinated Note

4.10	*	Form of Share Purchase Contract

4.11	*	Form of Share Purchase Unit

4.12		Amended and Restated Indenture, dated as of May 20, 2015, among Aon plc, Aon Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee (amending and restating the Indenture, dated as of May 24, 2013, between Aon plc, Aon Corporation and The Bank of New York Mellon Trust Company, N.A.) (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed by Aon plc on May 20, 2015)

5.1		Opinion of Sidley Austin LLP

5.2		Opinion of Sidley Austin LLP

Number	Description
12.1	Statements of computation of ratio of earnings to fixed charges (previously filed as exhibits to Aon plc's Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 and Annual Report on Form 10-K for the year ended December 31, 2014, and incorporated herein by reference)

23.1	Consent of Ernst & Young LLP

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1)

23.3	Consent of Sidley Austin LLP (included in Exhibit 5.2)

24.1	Powers of Attorney for Aon plc and Aon Corporation

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. for the form of the Aon plc Senior Indenture

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. for the form of the Aon plc Subordinated Indenture

25.3	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. for the form of the Aon Corporation Senior Indenture

25.4	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. for the form of the Aon Corporation Subordinated Indenture

25.5	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. for the Amended and Restated Indenture, dated as of May 20, 2015, among Aon plc, Aon Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee (amending and restating the Indenture, dated as of May 24, 2013, between Aon plc, Aon Corporation and The Bank of New York Mellon Trust Company, N.A.)

*
To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.